UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

TAP Real Estate Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	RWAX	OTCID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2026, TAP Real Estate Technologies, Inc. (the “Company”) entered into an Option to Purchase Agreement with Wasatch Springs Management Holdings, LLC (“Wasatch Springs”) for the potential purchase of the Zermatt Resort in Midway, Utah (the “Option Agreement”). Pursuant to the terms of the Option Agreement, the Company acquired a 60-day option to purchase the Zermatt Resort from Wasatch Springs. The Company paid $250,000 for the option. During the 60-day option period, the Company will assume operational control of the resort, conduct due diligence related to the feasibility of the purchase, and negotiate with the resort’s creditors and debtholders regarding a potential purchase by the Company. If the Company elects to exercise the option and purchase the Zermatt Resort, the purchase price would be the appraised value of the property less any debt assumed by the Company or such other price as the parties mutually agree. The $250,000 option price would be applied toward the purchase price.

Whether the Company’s elects to exercise the option depends on a number of factors, including, but not limited to successful completion of the following: (1) standard due diligence related to the property and resort operations; (2) restructuring negotiations with Wasatch Springs and the resort’s existing creditors and debtholders; (3) capital raising discussions and plans with the Company’s funding sources; and (4) completion of preliminary renovation plans. If any of the foregoing is not successfully completed, the Company would not elect to exercise the option. If the Company does elect to exercise the option, it would do so with the intention of operating the resort and completing a renovation of the property.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Option to Purchase Agreement between TAP Real Estate Technologies, Inc. and Wasatch Spring Management Holdings, LLC dated March 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2026	TAP Real Estate Technologies, Inc.

	By:	/s/ Gregory Hopkins
Gregory Hopkins, CEO